EXHIBIT 99.1

For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Announces Third Quarter Results

          GREENSBORO, N.C. - April 21, 2005 - Unifi, Inc. (NYSE:UFI) today released operating results for its third quarter ending March 27, 2005.

          The Company reported a net loss from continuing operations of $1.8 million or $0.04 per share for the quarter ending March 27, 2005 compared to a net loss of $33.6 million or $0.65 per share for the prior year March quarter.  Net income for the current quarter, including discontinued operations and extraordinary gain, was a net loss of $1.9 million or $0.04 per share compared to a net loss, including discontinued operations, of $50.0 million or $0.96 per share for the prior year March quarter.

         Net sales from continuing operations for the March quarter, which include sales from the Kinston, North Carolina based INVISTA polyester manufacturing assets acquired in September 2004, were $208.3 million, an increase of $35.8 million or 20.8 percent compared to net sales of $172.5 million for the prior year March quarter.

        Selling, general and administrative (SG&A) expenses were 5.6 percent of sales from continuing operations for the March quarter and 5.2 percent for the first nine months of fiscal 2005, which compare to 7.3 percent for both the prior year March quarter and prior year-to-date.  Expenses related to Sarbanes-Oxley compliance and the write-off of certain transactional expenses increased SG&A as a percent of sales from continuing operations for the quarter ended March 27, 2005 compared to the quarter ended December 26, 2004.  Cash-on-hand as of March 27, 2005, including restricted cash of $2.8 million, was $58.2 million, up $5.2 million from the previous quarter.

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Unifi Announces Third Quarter Results - page 2

     "Our sales volume and operating results for the current quarter demonstrate the progress that we continue to make on many important operational fronts, including the changing of our product mix to more profitable products, the transition in Kinston and the on-going reduction of inventory," said Bill Lowe, Chief Operating Officer and CFO for Unifi.  "These efforts will continue throughout the current quarter to position our next fiscal year as a much stronger one, both in our balance sheet and operationally, which will provide us with even greater flexibility to respond to the changes in our industry."

      Net sales from continuing operations for the first nine months of fiscal 2005, which include sales from the Kinston, North Carolina based INVISTA polyester manufacturing assets acquired in September 2004, were $596.9 million, an increase of $94.3 million or 18.8 percent over net sales of $502.6 million for the comparable prior year period.

     The Company reported a net loss from continuing operations of $7.8 million or $0.15 per share for the first nine months of fiscal 2005, which compares favorably to a net loss of $43.2 million or $0.83 per share for the comparable prior year period.  Net income, including discontinued operations and extraordinary gain, for the first nine months of fiscal 2005, was a net loss of $32.2 million or $0.62 per share compared to a net loss of $63.8 million or $1.22 per share for the comparable prior year period.

     "Our ongoing investments in technology, innovation, and premium value-added products have us well-situated to maintain a very strong base of business in the Americas, even with the recent removal of quotas," said Brian Parke, Chairman and CEO for Unifi.  "The sale of the land, building, and equipment in Ireland remains on course, and the timing of the transactions have us fully positioned to fund the upcoming joint venture in China that will enable us to participate in the growth in the Asian market."

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Unifi Announces Third Quarter Results - page 3

     Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx™ UV, Reflexx®, MicroVista® and Satura®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications.  For more information about Unifi, visit www.unifi.com.

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Financial Statements to Follow

Unifi Announces Third Quarter Results - page 4

UNIFI, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In Thousands Except Per Share Data)
	For the Quarters Ended		For the Year to Date Periods Ended
	March 27, 2005	March 28, 2004	March 27, 2005	March 28, 2004

Net sales	$ 208,318	$ 172,526	$ 596,946	$ 502,558
Cost of sales	199,211	162,965	567,593	476,489
Selling, general & administrative expense	11,746	12,537	31,273	36,747
Write down of long lived assets	-	25,241	-	25,241
Goodwill impairment	-	13,461	-	13,461
Operating profit (loss)	(2,639)	(41,678)	(1,920)	(49,380)
Interest expense	5,257	4,741	15,218	14,271
Interest income	(514)	(635)	(1,436)	(1,861)
Other (income) expense, net	(277)	(2,623)	3,457	(1,632)
Equity in (earnings) losses of
unconsolidated affiliates	(4,419)	6,669	(6,210)	6,558
Minority interest (income) expense	53	(4,755)	(444)	(6,831)
Restructuring charges	-	6,017	-	6,817
Loss from continuing operations before
income taxes	(2,739)	(51,092)	(12,505)	(66,702)
Benefit for income taxes	(896)	(17,491)	(4,711)	(23,476)
Loss from continuing operations	(1,843)	(33,601)	(7,794)	(43,226)
Loss from discontinued operations - net of taxes	(1,429)	(16,391)	(25,779)	(20,548)
Loss before extraordinary gain	(3,272)	(49,992)	(33,573)	(63,774)
Extraordinary gain - net of taxes of $0	1,342	-	1,342	-
Net loss	$ (1,930)	$ (49,992)	$ (32,231)	$ (63,774)

Earnings (losses) per common share:
Net loss - continuing operations	$ (0.04)	$ (0.65)	$ (0.15)	$ (0.83)
Net loss - discontinued operations	$ (0.03)	$ (0.31)	$ (0.50)	$ (0.39)
Extraordinary gain	$ 0.03	$ -	$ 0.03	$ -
Net loss	$ (0.04)	$ (0.96)	$ (0.62)	$ (1.22)

Average basic and diluted shares outstanding	52,125	52,075	52,099	52,306

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Unifi Announces Third Quarter Results - page 5

UNIFI, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited) (In Thousands)
	March 27, 2005	December 26,2004	September 26, 2004	June 27, 2004
Assets
Cash and cash equivalents	$ 55,449	$ 52,951	$ 45,726	$ 65,221
Receivables, net	129,274	131,016	129,514	125,949
Inventories	142,848	153,290	117,870	116,995
Deferred income taxes	13,371	15,885	13,721	12,237
Assets held for sale	7,319	13,548	13,225	13,899
Restricted cash	2,766	-	-	-
Other current assets	11,088	11,595	10,129	10,657
Total current assets	362,115	378,285	330,185	344,958

Property, plant and equipment	312,759	323,070	332,171	341,559
Investments in unconsolidated affiliates	160,425	157,359	165,124	163,941
Other noncurrent assets	16,868	18,240	19,861	22,077
	$ 852,167	$ 876,954	$ 847,341	$ 872,535
Liabilities and Shareholders' Equity
Accounts payable	$ 61,351	$ 72,074	$ 70,311	$ 75,504
Accrued expenses	45,051	52,454	45,250	44,850
Income taxes payable	1,599	1,633	2,142	1,523
Current maturities of long-term debt
and other current liabilities	9,834	9,188	8,820	8,497
Total current liabilities	117,835	135,349	126,523	130,374

Long-term debt and other liabilities	285,155	287,471	264,103	263,779
Deferred income taxes	64,299	66,922	67,968	71,921
Minority interests	4,076	4,024	4,371	4,560
Shareholders' equity	380,802	383,188	384,376	401,901
	$ 852,167	$ 876,954	$ 847,341	$ 872,535

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Unifi Announces Third Quarter Results - page 6

UNIFI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In Thousands)
	For the Nine Months Ended
	March 27, 2005	March 28, 2004

Cash flows from operating activities:
Net loss from continuing operations	$ (7,794)	$ (43,226)
Adjustments to reconcile net income to net cash
provided by operating activities:
Net (earnings) loss of unconsolidated equity affiliates,
net of distributions	(2,937)	9,648
Depreciation	37,645	43,998
Amortization	949	921
Net gain on asset sales	(1,155)	(3,193)
Restructuring charges	-	20,641
Write downs of long lived assets	-	25,241
Goodwill impairment	-	13,461
Deferred income tax	(10,204)	(25,010)
Provision for bad debt and quality claims	5,331	1,895
Other noncurrent assets	4,109	-
Other	(1,615)	(5,457)
Change in assets and liabilities, excluding
effects of acquisitions and foreign currency
adjustments	(20,280)	(26,193)
Net cash provided by operating
activities	4,049	12,726

Investing activities:
Capital expenditures	(5,685)	(7,039)
Strategic investment costs	(807)	(2,035)
Investment in foreign restricted assets	706	(1,989)
Return of capital from equity affiliates	6,727	-
Collection of notes receivable	413	426
Proceeds from sale of capital assets	1,176	4,179
Increase in restricted cash	(2,766)	-
Other	(63)	(14)
Net cash used in investing
activities	(299)	(6,472)

Financing activities:
Purchase and retirement of Company stock	(2)	(8,398)
Common stock issued upon exercise of options	104	-
Other	(404)	801
Net cash used in financing activities	(302)	(7,597)

Discontinued operations and net change in assets
held for sale	(18,304)	(16,087)

Effect of exchange rate changes on cash and cash
equivalents	5,084	360

Net decrease in cash and cash equivalents	(9,772)	(17,070)

Cash and cash equivalents at beginning of period	65,221	76,801

Cash and cash equivalents at end of period	$ 55,449	$ 59,731

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Unifi Announces Third Quarter Results - page 7

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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